UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               October 26, 2006

                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Oklahoma                  001-9293                     73-1016728
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

            One Pre-Paid Way
             Ada, Oklahoma                                          74820
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code                (580) 436-1234


         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










Item 5.02.     Departure of Directors or Principal Officers;
               Election of Directors; Appointment of Principal Officers

     On October 26, 2006, the Board of Directors of the Company appointed Mark Brown as Senior Vice President and Chief Marketing Officer. Prior to his appointment to the new position, Mr. Brown was our National Sales Director for Group Marketing and Senior Regional Vice President for most of the State of Texas. Mr. Brown, 53, will have overall responsibility of developing and promoting marketing strategy for our entire sales force. He has been one of our independent associates for more than eleven years. Prior to his association with us, he owned his own printing business for 18 years. Mr. Brown's service as an executive officer will be at the pleasure of the Board.

     Mr.  Brown  has  previously  received   compensation  under  the  Company's
marketing plan for sales associates and regional vice presidents. His compensation as an executive officer will continue to be based on his existing compensation consisting of commissions as determined under the Company's marketing plan. It is expected that he will also receive additional compensation based on the sale of all new memberships but the detailed calculation has not yet been determined. Upon the finalization of such additional compensation, details will be provided in an additional filing.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          PRE-PAID LEGAL SERVICES, INC.



Date:  November 1, 2006   By:   /s/ Randy Harp
                                ------------------------------------------------
                                Randy Harp, Chief Operating Officer